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                                                                EXHIBIT 10.12a

                          [BANK UNITED LETTERHEAD]


April 11, 1996


Mr. Barry C. Burkholder
President and Chief Executive Officer
Bank United of Texas FSB
3200 Southwest Freeway, Suite 1600
Houston, Texas 77027


Dear Mr. Burkholder:

This letter agreement, which shall have an effective date of April 10, 1996, amends and extends that certain employment contract (the "Contract") dated March 18, 1991, between you and United Savings Association of Texas FSB, now known as Bank United of Texas FSB (the "Company"), and United Savings Association of the Southwest FSB, a predecessor by merger to United Saving Association of Texas FSB.

In consideration of the Company's extension of the term of the Contract provided for in this amendment agreement, and in further consideration of the various covenants set forth in the Contract, you and the Company, by the execution of this amendment agreement, agree that the Contract is amended as follows:

1 . Paragraphs 2.(c)(1.) and 2.(c)(2.) are deleted, and Paragraph 2.(c)(3.) is amended in its entirety to read as follows:

                 "2.(c)(3.) an annual bonus the amount of which shall be determined by the Board of Directors, in its sole and absolute discretion, taking into consideration such matters as the Company's actual financial performance as compared to its budgeted financial performance, your performance in implementing new business initiatives approved by the Board of Directors, your performance in improving the financial performance of the Company's Mortgage Banking Division, the Company's actual financial performance compared to the financial performance of comparable financial institutions, and your total compensation as compared to the total compensation of chief executive officers of comparable financial institutions.

2.     Exhibit 1 to the Contract is deleted in its entirety.
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Barry C. Burkholder
April 11, 1996
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3.       Paragraph 4(a)(i) of the Contract is amended in its entirety to read as follows:

                "4(a)(i) The first anniversary of the effective date of this amendment agreement.

4. All provisions of the Contract not expressly amended by this amendment agreement shall remain in full force and effect.

Please sign and return a counterpart of this amendment agreement to indicate your agreement with the terms herein.


BANK UNITED OF TEXAS FSB                   ACCEPTED AND AGREED TO AS TO
                                           PARAGRAPH 3 OF THE AGREEMENT:


By:       /s/  JONATHAN K. HEFFRON         USAT HOLDINGS, INC.
          ------------------------
Name:     Jonathan K. Heffron
          ------------------------
Title:    Chief Operating Officer          By:     /s/  LEWIS S. RANIERI
          ------------------------                 ----------------------
Date:     4/22/96                          Name:   Lewis S. Ranieri
          ------------------------                 ----------------------
                                           Title:  Chairman, President
                                                   ----------------------
                                           Date:   As of 4/11/96
                                                   ----------------------


ACCEPTED AND AGREED TO:


By:      /s/  BARRY C. BURKHOLDER
         --------------------------
         Barry C. Burkholder

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